Exhibit 10.2

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of May 20, 2019 (this “Amendment”), by and between IOTA COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and TERRENCE DEFRANCO (the “Executive”).

W I T N E S S E T H

WHEREAS, the parties hereto have heretofore entered into an Employment Agreement, made and entered into on September 5, 2018, effective as of September 1, 2018 (the “Agreement”), in connection with the Executive’s services as President and Chief Financial Officer of the Company; and

WHEREAS, the Company and Executive wish to amend the Agreement, solely to change Executive’s title from President and Chief Financial Officer to President and Chief Executive Officer, and the related change to whom Executive will report to in connection therewith, on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.     Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2.      Amendment.

(a)    The parties hereby agree that Section 1(b) of the Agreement shall be deleted and replaced in its entirety by the following:

 “(b)     Duties. During the Term, Executive shall be employed by the Company as the President and Chief Executive Officer with the duties, responsibilities and authority commensurate therewith.. Executive shall report to the Board of Directors of the Company (the “Board”) and shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to him by the Board.”

(b)   The parties hereby agree that all references in the Agreement to the “CEO” shall be replaced by references to the “Board.”

3.     Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

COMPANY: IOTA COMMUNICATIONS, INC.
By:	/s/ Barclay Knapp
Name: Barclay Knapp
Title: Executive Chairman

EXECUTIVE:

/s/ Terrence DeFranco
Terrence DeFranco

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